Exhibit 99.1

GULF ISLAND
SHAREHOLDERS VOTE TO APPROVE ACQUISITION BY IES HOLDINGS

THE WOODLANDS, TX, January 13, 2026 - Gulf Island Fabrication, Inc. (NASDAQ: GIFI) (“Gulf Island” or the “Company”), a leading steel fabricator and service provider to the industrial, energy and government sectors, today announced that at its special meeting of shareholders held earlier today (the “Special Meeting”), Gulf Island’s shareholders approved the acquisition of Gulf Island by IES Holdings, Inc. (the “Merger”). Subject to the satisfaction or waiver of the remaining customary closing conditions set forth in the merger agreement, the parties intend to complete the Merger on January 16, 2026. If the Merger is completed, the Company’s common stock will no longer be publicly traded and will be delisted from Nasdaq.

ABOUT GULF ISLAND

Gulf Island is a leading fabricator of complex steel structures, modules and automation systems, and a provider of specialty services, including engineering, project management, commissioning, repair, maintenance, scaffolding, coatings, welding enclosures, cleaning and environmental, and technical field services to the industrial, energy and government sectors. The Company’s customers include U.S. and, to a lesser extent, international energy producers; refining, petrochemical, LNG, industrial and power operators; EPC companies; and federal, state and local governments. The Company is headquartered in The Woodlands, Texas and its primary operating facilities are located in Houma, Louisiana and Houston, Texas.

CAUTIONARY STATEMENT

This release contains forward-looking statements. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to completion of the Merger and the realization of the anticipated benefits of the Merger. The words “anticipates,” “appear,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “proposed,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.

The Company cautions readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause its actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the failure to satisfy all other conditions to completion of the Merger; the failure of the Merger to close for any other reason, including due to a Company Material Adverse Effect (as defined in the Merger Agreement); risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement, the Merger or otherwise; the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger; the impact on the market price of the Company’s common stock if the Merger is not completed; the effect of the announcement of the Merger on the Company’s relationships with its contractual counterparties, including customers, operating results and business generally; the amount of the costs, fees, expenses and charges related to the Merger; and other factors described under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by subsequent filings with the SEC.

Additional factors or risks that the Company currently deems immaterial, that are not presently known to the Company or that arise in the future could also cause the Company’s actual results to differ materially from its expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which the Company’s forward-looking statements are based are likely to change after the date the forward-looking statements are made, which it cannot control. Further, the Company may make changes to its business plans that could affect its results. The Company cautions investors that it undertakes no obligation to publicly update or revise any forward-looking statements, which speak only as of the date made, for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, and notwithstanding any changes in its assumptions, changes in business plans, actual experience or other changes.

COMPANY INFORMATION

Richard W. Heo	Westley S. Stockton
Chief Executive Officer	Chief Financial Officer
713.714.6100	713.714.6100